                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Filed by the Registrant [_]
        Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Apogee Enterprises, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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

[LOGO OF APOGEE ENTERPRISES, INC.]

                                                                   May 16, 1997



Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 17, 1997.

  The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about the Company.

  We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. You may vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ Donald W. Goldfus
                                          Donald W. Goldfus
                                          Chairman of the Board,
                                           Chief Executive Officer
                                           and President

                           APOGEE ENTERPRISES, INC.
                           7900 XERXES AVENUE SOUTH
                                  SUITE 1800
                          MINNEAPOLIS, MN 55431-1159


                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 17, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of APOGEE ENTERPRISES, INC. will be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 17, 1997 for the following purposes:

  1. To elect two directors for a three-year term;

  2. To act upon a proposal to approve the APOGEE ENTERPRISES, INC. 1997 Omnibus Stock Incentive Plan;

  3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending February 28, 1998; and

  4. To transact such other business as may properly be brought before the meeting.

  The Board of Directors has fixed April 21, 1997 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

  YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME AND DELIVERY OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          /s/ Martha L. Richards
                                          Martha L. Richards
                                          Secretary

Minneapolis, Minnesota
May 16, 1997

                           APOGEE ENTERPRISES, INC.

                                PROXY STATEMENT

  The enclosed proxy is being solicited on behalf of the Board of Directors of Apogee Enterprises, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 17, 1997. Only shareholders of record at the close of business on April 21, 1997 will be entitled to notice of and to vote at the meeting. A shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (i) in favor of the election as Class II directors of all of the nominees described herein; (ii) approval of the proposed Apogee Enterprises, Inc. 1997 Omnibus Stock Incentive Plan; (iii) in favor of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company; and (iv) in the discretion of the persons named in the proxy, as to such other matters as may properly come before the meeting.

  If an executed proxy is returned and the shareholder has voted "withhold" or "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

  The address of the Company is Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159. The telephone number is (612) 835-1874. The mailing of this proxy statement and form of proxy to shareholders will commence on or about May 16, 1997.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

  At April 21, 1997, there were 27,982,038 shares of common stock, par value $.33 1/3, issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known by the Company to own more than 5% of the outstanding voting stock of the Company at March 31, 1997. Unless otherwise indicated, all shares represent sole voting and investment power.

      NAME AND ADDRESS                          AMOUNT AND NATURE OF PERCENT OF
      OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   CLASS
      -------------------                       -------------------- ----------
      Trust of Russell H. Baumgardner                2,167,228          7.8%
       (6/6/86)(1).............................
       c/o Lionel, Sawyer, & Collins
       1100 Bank of America Plaza
       50 West Liberty Street
       Reno, NV 89501

--------
(1) The 2,167,228 shares held by the Russell H. Baumgardner Trust (the "Trust") dated June 6, 1986 are also deemed to be beneficially owned by Messrs. Donald W. Goldfus, O. Walter Johnson and Laurence J. Niederhofer, because they share voting and investment power as trustees of the Trust. If the shares held by the Trust were included in the holdings of Messrs. Goldfus, Johnson, and Niederhofer, such individuals' common stock holdings would be as follows: Goldfus, 2,905,591 (10.4%), Johnson, 2,198,305 (7.9%)
    and Niederhofer, 2,685,905 (9.6%).

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ National Market. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 1, 1997, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                         ITEM 1: ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide that the Board of Directors (the "Board") shall be divided into three classes of directors of as nearly equal size as possible and further provide that the total number of directors be determined exclusively by the Board. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, there are nine directors. The terms of the directors of Class II, consisting of Directors A. Andersen, H. Hammerly and L. Niederhofer, expire at the 1997 Annual Meeting of Shareholders. Messrs. Hammerly and Niederhofer have been members of the Board since 1994 and 1964, respectively, and were last elected to the Board at the 1994 Annual Meeting of Shareholders. Mr. Andersen will be retiring from the Board at that time and will not seek reelection. The terms of the directors of Class III and Class I expire at the 1998 and 1999 Annual Meeting of Shareholders, respectively.

  Unless authority is withheld, the Proxy solicited hereby will be voted FOR the election of Messrs. Harry A. Hammerly and Laurence J. Niederhofer as Directors of Class II for a three-year term expiring at the 2000 Annual Meeting of Shareholders. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the annual meeting is necessary to elect each nominee.

  Management has no reason to expect that either of the nominees will fail to be a candidate at the annual meeting and, therefore, does not have in mind any substitute or substitutes for either of the nominees. If either of the nominees should be unable to serve as director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

  The following table sets forth certain information as to each nominee for the office of director, as well as directors whose terms of office will continue after the Annual Meeting of Shareholders is held.

NAME AND PRINCIPAL OCCUPATION                    AGE DIRECTOR SINCE TERM EXPIRES
-----------------------------                    --- -------------- ------------
Paul B. Burke (Class III)                         41      1995          1998
 Chairman, President and Chief Executive Officer
  of BMC Industries, Inc. (precision image and
  optical products manufacturer) since 1991.
  Prior to that, various senior management
  positions with BMC Industries, Inc. since
  1987. Mr. Burke is also a director of BMC
  Industries, Inc. and Donaldson, Inc.
 Committees: Audit and Corporate Governance
Donald W. Goldfus (Class III)                     63      1964          1998
 Chairman of the Board of Directors since 1988
  and Chief Executive Officer of the Company
  since 1986. President of the Company since
  1995. Prior to that, various senior management
  positions with the Company. Mr. Goldfus is
  also a director of G&K Services, Inc. and
  Lifetouch, Inc.
 Committees: Executive and Corporate Governance

NAME AND PRINCIPAL OCCUPATION                    AGE DIRECTOR SINCE TERM EXPIRES
-----------------------------                    --- -------------- ------------
Barbara B. Grogan (Class I)                       49      1996          1999
 Chairman of the Board of Directors and
  President, Western Industrial Contractors (a
  construction company specializing in machinery
  erection and installation) since 1982. Ms.
  Grogan is also a director of Deluxe
  Corporation, Winter Park Ski Area and Pentair,
  Inc.
 Committees: Audit
Harry A. Hammerly (Class II)                      63      1994          1997
 Former Executive Vice President, 3M Company.
  Executive Vice President, International
  Operations, 3M Company (industrial, consumer,
  and health care products manufacturer) from
  1991 to 1995. Prior to that, various senior
  management positions with 3M Company since
  1973 and other positions since 1955. Mr.
  Hammerly is also a director of Cincinnati
  Milacron, Inc., BMC Industries, Inc., The Geon
  Company and Brown & Sharpe Manufacturing.
 Committees: Compensation, Corporate Governance
  and Executive
James L. Martineau (Class III)                    56      1973          1998
 Executive Vice President of the Company since
  1996. Prior to that, various senior management
  positions with the Company since 1971.
Stephen C. Mitchell (Class I)                     53      1996          1999
 President and Chief Operating Officer of Lester
  B. Knight & Associates, Inc. (a privately
  held, professional services company) since
  1975.
 Committees: Compensation
Laurence J. Niederhofer (Class II)                64      1964          1997
 Retired Chief Executive Officer of the Apogee
  Wausau Group. Mr. Niederhofer is also a
  director of M&I First American National Bank,
  Wausau, WI.
D. Eugene Nugent (Class I)                        69      1990          1999
 Corporate consultant, retired Chairman and
  Chief Executive Officer of Pentair, Inc. (a
  manufacturer of industrial products) from 1982
  to 1992. Mr. Nugent is also a director of
  Pentair, Inc. and UFE, Inc.
 Committees: Audit, Compensation, Executive and
  Corporate Governance

--------
  None of the above nominees or directors is related to any other director or to any executive officer of the Company. Except as indicated above, each of the directors has maintained his or her current principal occupation for at least the last five years.

  The Board of Directors held five meetings during the last fiscal year. The Company has standing Audit, Compensation, Executive and Corporate Governance Committees of the Board of Directors. The members of the various committees are noted in the table.

  The Audit Committee recommends the selection of the independent auditors to the Board of Directors; reviews the scope and results of the studies performed by the independent auditors; and reviews various auditing and accounting matters. The Audit Committee met three times during the fiscal year.

  The Compensation Committee determines the salary and other compensation of all elected officers and senior management. The Compensation Committee also administers the 1987 Stock Option Plan and the 1987 Partnership Plan. The Compensation Committee met six times during the fiscal year.

  The Executive Committee exercises the power of the full Board of Directors between meetings, except for the power of filling Board vacancies. The Executive Committee did not meet during the fiscal year.

  The Corporate Governance Committee periodically assesses the organization's adherence to the Company's mission and principles, reviews the organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of board committees, and suggests new director nominees to the Board. The Committee will consider qualified nominees recommended by shareholders. Any such recommendation for the 1998 election of directors should be submitted in writing to the Secretary of the Company at the address indicated on the Notice of Annual Meeting of Shareholders no later than 90 days in advance of the 1998 Annual Meeting of Shareholders. Such recommendation must include information specified in the Company's Bylaws which will enable the Committee to evaluate the qualifications of the recommended nominee. Non-employee director members of the Committee annually review and evaluate the performance of the Chief Executive Officer. The Corporate Governance Committee met five times during the fiscal year.

  Each director attended more than 75% of the meetings of the Board and Committees of which they were members.

 Compensation of Directors

  Directors, except for full-time employees of the Company, receive an annual retainer of $18,000, plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended. The meeting fee for a committee chair is $1,500 for each committee meeting chaired. Non-employee directors also receive automatic, annual stock option grants under the 1987 Stock Option Plan. The number of shares granted is determined by dividing directors' cash compensation by the market price of common stock on specific dates. The Security Ownership table includes the options granted to the non-employee directors in fiscal 1997, which for the non-employee directors as a group totaled 17,800 shares. The per share exercise price of all such options is approximately $14.58. None of these options has been exercised.

  If the Company's 1997 Omnibus Stock Incentive Plan (the "Plan") is approved by the shareholders at the 1997 Annual Meeting, the non-employee directors will receive annual, automatic option grants to purchase 4,000 shares of the Company's common stock under the Plan, in lieu of the annual option grants under the 1987 Stock Option Plan.

  Non-employee directors also may elect to participate in the Company's Employee Stock Purchase Plan. Under the plan, participants may purchase the Company's common stock by contributing up to $100 per week, with the Company contributing an amount equal to 15% of the weekly contribution. For the fiscal period 1997, the Company contributed $3,000 to the Employee Stock Purchase Plan for the benefit of all non-employee directors as a group.

  The Company has a consulting agreement with Laurence J. Niederhofer, a non-employee director, to provide consulting and advisory services to the Company. Mr. Niederhofer's agreement as amended covers five one-year terms ending November 1, 1998, and pays Mr. Niederhofer a fee of $120,000 per year, plus certain out-of-pocket expenses and other benefits.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of the Company's common shares beneficially owned by each director and the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and by all directors and executive officers of the Company as a group, at March 31, 1997.

                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                             --------------------------------------------------
                              NUMBER           OPTIONS              PERCENT OF
                              SHARES         EXERCISABLE            OUTSTANDING
NAME                         HELD (1)        W/IN 60 DAYS   TOTAL     SHARES
----                         ---------       ------------ --------- -----------
Anthony L. Andersen.........     8,160          25,236       33,396      (5)
Paul B. Burke...............     2,840           4,292        7,132      (5)
Donald W. Goldfus...........   674,477(2)(3)    65,000      739,477     2.6%
Richard Gould...............    30,085          15,000       45,085      (5)
Barbara B. Grogan...........       178             --           178      (5)
Terry L. Hall...............     4,623          12,500       17,123      (5)
Harry A. Hammerly...........     5,576          10,380       15,956      (5)
James L. Martineau..........   228,119          20,000      248,119      (5)
Stephen C. Mitchell.........       178             --           178      (5)
Laurence J. Niederhofer.....   506,009(3)(4)    12,732      518,741     1.9%
D. Eugene Nugent............     5,104          26,362       31,466      (5)
Percy C. Tomlinson, Jr......     1,650           2,500        4,150      (5)
All Directors and Executive
 Officers as a Group
 (13 persons)............... 1,466,999         194,002    1,661,001     5.9%

--------
(1) Each person shown has sole voting and investment power over shares unless otherwise indicated. Shares beneficially owned include shares owned or vested through the Company's 1987 Partnership Plan, Employee Stock Purchase Plan, 401(k) Plan and Pension Plan.
(2) Includes 93,616 shares held by Mr. Goldfus' wife, as to which he disclaims beneficial interest.
(3) The 2,167,228 shares held by the Russell Baumgardner Trust dated June 6, 1986 (see Security Ownership of Principal Shareholders) are also deemed to be beneficially owned by Messrs. Goldfus and Niederhofer because they share voting and investment power as trustees. If the shares held by the Trust were included in the above table, the number of shares held by each of Messrs. Goldfus and Niederhofer would be increased by 2,167,228 and the percent of outstanding shares would be as follows: Goldfus, 10.4%; Niederhofer, 9.6%; and all directors and executive officers as a group, 13.6%.
(4) Includes 60,448 shares held by Mr. Niederhofer's wife, as to which he disclaims beneficial interest.
(5) Less than 1%.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

 Overview and Philosophy

  The compensation of executive officers is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is comprised entirely of non-employee directors. To assist in performing its duty and to enhance the objectivity and independence of the Committee, the advice and recommendations of an outside compensation consultant, as well as independent compensation data, are periodically obtained. Independent compensation data from other companies of similar size and complexity is also periodically obtained. A comprehensive survey of the other companies and review of the Company's executive compensation system and practices were carried out by the Committee, with the assistance of an outside compensation consultant in the past year. The Committee concluded that no major changes of the Company's system or practices were required in order to enable the Committee properly to perform its functions for the Company.

  In administering the executive pay plans, the Committee desires to preserve the entrepreneurial style that it believes forms a strong component of the Company's history, culture and competitive advantage. The Committee emphasizes long term business development and creation of shareholder value. Therefore, a major portion of total compensation is performance-based.

  The objectives of the executive compensation policies are to:

  1. Promote the achievement of strategic objectives which lead to long-term growth in shareholder value.

  2. Attract and retain high performing executives by offering total compensation plans competitive with similarly situated companies and rewarding outstanding performance.

  3. Align the interests of executive officers with those of the Company by making incentive compensation dependent upon business unit or company performance.

 Base Salary

  Base salaries are reviewed annually. In determining annual salary, the Committee takes into account the executive's level of responsibility, experience and performance in relation to that of the Company and other companies. Base salaries are generally targeted to be at the average of similar companies. In fiscal 1997, base salaries of executive officers other than the Chief Executive Officer, were generally very near the averages set forth in the independent compensation survey obtained by the Committee.

 Annual Incentive

  Executives may earn annual incentive compensation under individualized cash bonus plans. The Committee develops the plan for the Chief Executive Officer and reviews and approves plans for other executive officers at the beginning of the fiscal year. Each plan contains specific financial objectives, such as business unit or Company profitability and return on assets, as well as specific objectives for business, organization and personal development. The Committee establishes a threshold financial target for the Company each year below which no annual incentives will be paid. Challenging individual annual incentive objectives are also established by the Committee. Exceeding these objectives usually provides the executive with the opportunity to earn total cash compensation in the upper quartile of that paid by companies of similar size and complexity. For fiscal 1997, the range of bonus payments as a percentage of base pay ranged from zero to 121%.

 Long-Term Incentives

  Partnership Plan. To further encourage alignment of the executive's interests with those of the Company's shareholders, executives selected by the Committee may also participate in the 1987 Partnership

Plan. At the beginning of each year, each participant may voluntarily defer up to fifty percent of annual incentive compensation (to a maximum of $100,000) to be invested in the Partnership Plan. The Company matches 100% of the deferred amount and the aggregate is invested in the Company's common stock. The individual's amount is vested immediately and the shares are held in trust and restricted for a period of not less than five years. The Company match is made in the form of restricted stock that is vested in equal annual increments over a period of up to ten years, as determined by the Committee. In the accompanying Summary Compensation Table, the deferred amount and the Company match are shown in the column labeled "Restricted Stock Award". No other restricted stock grants have been made to executive officers in the three-year period shown in that Table.

  Stock Option Plan. Executives are also eligible to receive grants under the Company's stock option plan, which is administered by the Committee. All option grants made with respect to the 1997 fiscal year were made under the Company's 1987 Stock Option Plan. This plan expired by its terms on April 25, 1997, and no additional grants may be made thereunder. In order to continue the Committee's ability to award stock options as long-term incentives to key management and other employees, the Committee recommended, and the Board of Directors adopted on April 18, 1997, the Company's 1997 Omnibus Stock Incentive Plan. This plan is being presented for approval to shareholders at the June 17, 1997 Annual Meeting.

  Under either plan, option grants may be made only at or above current market prices so that executive rewards will accrue only as shareholder value increases. The options granted under the 1987 Stock Option Plan typically vested at a rate of 25 percent per year beginning on the grant's first anniversary, although some grants made in fiscal 1997 will vest entirely within 32 to 48 months after grant. Option grants are shown in the table entitled "Option Grants in Fiscal 1997". Grants have generally included a broad base of participants that includes employees below the executive level.

 Chief Executive Officer Compensation

  Mr. Donald W. Goldfus has held the position of Chief Executive Officer since 1986. His total compensation has been consistently well below the median level of the market for CEO's at comparable companies, according to the survey data compiled by the Company's independent compensation consultants. In April 1996, his base salary was set at $450,000, a 17% increase. The base salary of $450,000 still leaves Mr. Goldfus well below the median chief executive base pay level for similar companies in the recent survey conducted by an independent outside compensation consultant. The Committee believes that Mr. Goldfus' contributions have led to very significant improvement in the performance of the Company, most significantly in the areas of profit improvement, organizational development and a significant increase in shareholder value. This conclusion is supported by the Corporate Governance Committee, which completed a performance review of the Chief Executive Officer by the Board of Directors in April 1997. Mr. Goldfus exceeded the financial and other performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee awarded Mr. Goldfus a bonus of $545,000 under the annual incentive plan. The sum of Mr. Goldfus' base salary and annual incentive bonus is well below the lower end of the top quartile in the recent independent compensation consultant market survey. Mr. Goldfus has elected to defer fifty percent (up to the Plan's maximum of $100,000) of any bonus received into the 1987 Partnership Plan. Therefore, the accompanying Summary Compensation Table reflects a cash bonus of $445,000. The deferred portion as well as the Company match as described above, is reported in the restricted stock award column in that Table.

  On June 18, 1996, the Committee granted to Mr. Goldfus a stock option to purchase, at an exercise price equal to the market value on the date of grant, 100,000 shares of the Company's Common Stock (as adjusted for the February 1997 two-for-one stock split effected in the form of a stock dividend). The option was granted under the terms of the 1987 Stock Option Plan. The Committee believes that Mr. Goldfus' contributions as Chief Executive Officer, when considered in the context of his overall compensation package for fiscal 1997, merited this award. The Committee considered that Mr. Goldfus would only receive value from this award in the event that all shareholders also benefitted from an increase in the Company's stock price since the date of grant.

 (S)162(m) Policy

  The Committee does not believe that in fiscal 1997 annual compensation provided to any of the executive officers named in the table entitled "Summary Compensation Table" below will exceed $1 million within the meaning of Section 162(m) of the Internal Revenue Code. Under Section 162(m), all compensation in excess of $1,000,000 for any such officer must meet certain requirements related to Company performance and shareholder approval in order for the Company to fully deduct these amounts. It is the Committee's intention to keep all executive compensation fully deductible now and in the future, but the Committee reserves the right to provide non-deductible compensation if it deems it to be in the best interests of the Company and its shareholders.

  The Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of the Company.

                                          Harry A. Hammerly
                                          Stephen C. Mitchell
                                          D. Eugene Nugent

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and noncash compensation for services in all capacities for each of the last three fiscal years, awarded to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                                          ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                  ----------------------------------- ---------------------------------
                                                                      RESTRICTED  SECURITIES  LONG-TERM  ALL OTHER
                                                       OTHER ANNUAL     STOCK     UNDERLYING  INCENTIVE COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY (1)  BONUS   COMPENSATION(2)  AWARD(3)  OPTIONS/SARS  PAYOUTS      (4)
---------------------------  ---- ---------- -------- --------------- ---------- ------------ --------- ------------
Donald W. Goldfus.......     1997  $441,223  $445,000     $  584       $341,399    100,000        --      $ 10,200
Chairman, CEO and            1996   389,923   240,000      1,027        308,690        --         --        10,200
President                    1995   356,923   100,000        913        241,395     70,000        --         9,575
James L. Martineau......     1997   256,903   108,800        418        341,399     40,000        --        10,200
Executive Vice President     1996   240,097   159,975        744        164,595     40,000        --        10,200
                             1995   226,346   151,500        653        121,905        --         --         9,575
Richard Gould...........     1997   227,308    87,540        --         298,854     80,000        --         7,200
Senior Vice President        1996   212,500    75,000        --         231,531     40,000        --        57,829
                             1995   153,846   100,000        --             --      10,000        --       201,182
Terry L. Hall...........     1997   225,962    87,540        --         298,854     80,000        --        10,248
Vice President, Finance      1996   213,461   150,000        --             --      50,000        --        55,491
and CFO                      1995       --        --         --             --         --         --           --
Percy C. Tomlinson, Jr..     1997   131,076    35,000        --         119,495     10,000        --         3,375
Treasurer                    1996    89,824    20,000        --             --      10,000        --        23,066
                             1995       --        --         --             --         --         --           --

--------
(1) Fiscal 1996 comprised 53 weeks while fiscal 1997 and 1995 comprised 52 weeks.
(2) Includes interest credited under the Company's 1986 Deferred Incentive Compensation Plan.
(3) Under the 1987 Apogee Enterprises, Inc. Partnership Plan, participants are given the opportunity to voluntarily defer up to fifty percent of their annual incentive compensation, to a maximum of $100,000. The Company matches the deferred amount and the aggregate is invested in the Company's common stock. The value of each executive officer's restricted stock awards, as shown in the "Restricted Stock Award" column, is based upon the closing market price of the Company's common stock on the respective dates of grant. The date of grant for fiscal 1997, 1996 and 1995 was April 18, 1997, April 19, 1996 and April 21, 1995, respectively. The individual's deferred amount is vested immediately, however the shares are held in trust and restricted for a period of not less than five years, with the exception of the 1997 grants for Messrs. Goldfus and Gould, which will vest in equal amounts over a two-year period. The Company match is made in restricted stock that is vested in equal annual increments over a period of up to ten years, as determined by the Compensation Committee. All shares are eligible to receive all declared dividends. For each officer listed in the table, the total number of shares held in trust and dollar value of those shares as of March 1, 1997, the last day of fiscal 1997, is listed below.

                                               SHARES ACQUIRED WITH:
                                               ----------------------
                                   YEARS OF     DEFERRED    COMPANY    AGGREGATE
   OFFICER                       PARTICIPATION   AMOUNT      MATCH      $ VALUE
   -------                       ------------- ----------- ----------  ----------
   Donald W. Goldfus............       10           45,380     28,084  $1,460,097
   James L. Martineau...........       10           25,614     26,534   1,036,442
   Richard Gould................        1            8,766      8,696     347,057
   Terry L. Hall................      N/A              N/A        N/A         N/A
   Percy C. Tomlinson, Jr.......      N/A              N/A        N/A         N/A

(4) Represents amount paid under the Company's defined contribution pension plan and 401(k) savings plan, which are applicable to executive officers on the same basis as all eligible employees. The 1997 amount for Mr. Hall also includes $3,048 for relocation expenses paid in connection with Mr. Hall's relocation. The 1996 amounts for Messrs. Hall, Gould, and Tomlinson also include $54,799, $50,767 and $22,900 respectively, for relocation expenses paid in connection with their relocation to Minnesota. The 1995 amount for Mr. Gould also includes $127,750 for an employment award consisting of shares of Company common stock and personal tax reimbursement and $72,047 relocation expenses in connection with Mr. Gould's relocation.

STOCK OPTIONS

  The following tables summarize option grants and exercises during fiscal 1997 to or by the executive officers named in the Summary Compensation Table, and the value of options held by such persons at the end of fiscal 1997. No SARs have been granted to, or were held by, any of the named executive officers as of March 1, 1997.

                       OPTION /SAR GRANTS IN FISCAL 1997

                                    INDIVIDUAL GRANTS
                         ---------------------------------------
                                                                            POTENTIAL REALIZABLE
                                                                                  VALUE AT
                                                                               ASSUMED ANNUAL
                          NUMBER OF     % OF TOTAL                          RATES OF STOCK PRICE
                          SECURITIES   OPTIONS/SARS                           APPRECIATION FOR
                          UNDERLYING    GRANTED TO   EXERCISE OR                 OPTION TERM
                         OPTIONS/SARS   EMPLOYEES    BASE PRICE  EXPIRATION ---------------------
NAME                     GRANTED (#)  IN FISCAL YEAR (PER SHARE)    DATE       5%         10%
----                     ------------ -------------- ----------- ---------- --------- -----------
Donald G. Goldfus(1)....   100,000        17.0%        $15.063    6/18/06   $ 947,266  $2,400,571
James L. Martineau(2)...    40,000         6.8%         15.063    6/18/03     245,278     571,604
Richard Gould(3)........    80,000        13.6%         15.063    6/18/03     490,556   1,143,208
Terry L. Hall(2)........    80,000        13.6%         15.063    6/18/03     490,556   1,143,208
Percy C. Tomlinson(4)...    10,000         1.7%         16.250    9/18/01      44,896      99,208

--------
(1) The option was granted on June 18, 1996 and will become 100% exercisable on February 17, 1999.
(2) The options were granted on June 18, 1996 and will become 100% exercisable on June 18, 2000.
(3) The option was granted on June 18, 1996 and will become 100% exercisable on June 18, 1999.
(4) The option was granted on September 18, 1996 and will become 100% exercisable in equal increments over the next four years.

 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION/SAR
                                     VALUES

                                                NUMBER OF
                                                SECURITIES        VALUE OF
                                                UNDERLYING    UNEXERCISED IN-
                                               UNEXERCISED          THE-
                                               OPTIONS/SARS  MONEY OPTIONS/SARS
                       SHARES                 AT FISCAL YEAR   AT FISCAL YEAR
                     ACQUIRED ON                 END (#)            END
                      EXERCISE      VALUE     (EXERCISABLE/    (EXERCISABLE/
NAME                     (#)     REALIZED ($) UNEXERCISABLE)   UNEXERCISABLE)
----                 ----------- ------------ -------------- ------------------
Donald W. Goldfus...     --          --       65,000/135,000 $888,125/$949,375
James L. Martineau..     --          --       20,000/ 70,000  250,785/ 524,885
Richard Gould.......     --          --       15,000/115,000  177,660/ 784,230
Terry L. Hall.......     --          --       12,500/117,500  138,482/ 800,444
Percy C. Tomlinson..     --          --        2,500/ 17,500   27,969/ 120,157

EMPLOYMENT AGREEMENT AND OTHER CERTAIN TRANSACTIONS

  The Company has an employment agreement with Mr. Richard Gould, whereunder Mr. Gould has agreed to provide the Company with defined services and not to engage in competition with the Company for a period of one year after his termination. Under the terms of the agreement, if Mr. Gould's employment is terminated for reasons other than those defined in the agreement, the Company would award Mr. Gould severance compensation in the amount equal to one year's base compensation plus his average annual incentive compensation. If termination occurs within ten years of the agreement, the Company would employ Mr. Gould as a consultant for a period of up to five years following such termination at an annual fee of $50,000.

  During 1997, the Company provided a $135,000 relocation loan to Mr. Hall which becomes due on February 4, 1998 and bears an annual interest rate of 7%. As of March 1, 1997, $135,000 was outstanding under such loan.

                         COMPARATIVE STOCK PERFORMANCE
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     FEBRUARY 28, 1992 TO FEBRUARY 28, 1997

 The line graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with cumulative total return on the S&P Small Cap 600 Index and the peer group index described below.

                             [GRAPH APPEARS HERE]

                                Base               Years Ending
                               Period
Company Name/Index             Feb92    Feb93   Feb94   Feb95   Feb96   Feb97
------------------------------------------------------------------------------
APOGEE ENTERPRISES INC          100      97.27  130.47  149.59  174.39  358.05
S&P SMALLCAP 500 INDEX          100     109.93  133.59  127.95  167.65  195.66
PEER GROUP                      100     116.70   95.83   99.73  110.45  132.79

--------
  Assumes $100 invested at the close of trading on February 28, 1992 in Apogee Enterprises, Inc. common stock, S&P SmallCap 600 and the peer group composite listed below. Assumes reinvestment of all dividends. Total return calculations for the Indices were performed with all available data by S&P Compustat Services, Inc.

  For the fiscal year ended February, 1997, the Company's primary business activities included the fabrication and coating of architectural and consumer glass (about 20% of net sales), the fabrication, distribution and installation of automotive replacement glass (about 32% of net sales) and the design and installation of nonresidential curtainwall and window systems (about 48% of net sales). The Company is not aware of any competitors, public or private, that are similar to it in size and scope of business activities. Most of the Company's direct competitors are either privately owned or divisions of larger, publicly owned companies. The "peer" group in the accompanying total return graph consists of all public companies with market capitalization of $500 million or less as of February 28, 1997 that are known to the Company to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets.

  The companies included in the peer group index are: Butler Manufacturing Corporation, Donnelley Corporation, Excel Industries, International Aluminum Corporation, Robertson-Ceco Corporation, Southwall Technologies and Sun Distributors.

            ITEM 2: TO APPROVE THE 1997 OMNIBUS STOCK INCENTIVE PLAN

  On April 18, 1997, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the Apogee Enterprises, Inc. 1997 Omnibus Stock Incentive Plan (the "Plan"), subject to the approval of the Plan by the shareholders at the 1997 Annual Meeting of Shareholders. The Plan is designed to replace the Company's 1987 Stock Option Plan, which terminated by its terms, on April 25, 1997. A copy of the Plan is attached as Exhibit A to this Proxy Statement, and the following discussion of the Plan is qualified in its entirety by reference to the full text of the Plan.

PURPOSE

  The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining management personnel and non-employee directors capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and directors and other employees, as determined by the Compensation Committee from time to time, incentives to put forth maximum efforts for the success of the Company's business, and to afford such personnel and directors an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel and directors with the Company's shareholders. If the Plan is so approved, the Company will reserve 2,500,000 shares for issuance thereunder.

ADMINISTRATION

  With the exception of the provisions applicable to non-employee directors, which are discussed below, the Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority, among other things, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards, to set the terms and conditions of such awards, and to determine whether the payment of any amounts received under any award shall or may be deferred. The Committee has the authority to establish rules for the administration of the Plan, and determinations and interpretations with respect to the Plan are at the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the Committee's powers and duties under the Plan with respect to individuals who are not subject to Section 16 of the Exchange Act; provided, however, that the Committee may not delegate any of its powers and duties under the Plan in such a manner as would fail to comply with any of the requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

TERMS OF THE PLAN

  The Plan permits the granting of a variety of different types of awards: (a) stock options, including incentive stock options meeting the requirements of
Section 422 of the Code, and stock options that do not meet such requirements (non-qualified stock options); (b) stock appreciation rights (SARs); (c) restricted stock and restricted stock units; (d) performance awards; and (e) other awards valued in whole or in part by reference to or otherwise based upon the Company's Common Stock ("other stock-based awards"). Awards may be granted alone, in addition to, in tandem with, or in substitution for any other award granted under the Plan or any other plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive cash, shares of Common Stock or other securities, awards or property, or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award under the Plan may not be less than 100 percent of the fair market value of the Company's Common Stock on the date of the grant of such option, SAR or right. Determinations of fair market value under the Plan are made in accordance with methods and procedures established by the Committee.

  Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

  The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of anytime during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

  Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may determine. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock at some future date. Upon termination of the holders' employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

  Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish. A performance award granted under the Plan may be denominated or payable in cash, shares of Common Stock or restricted stock or restricted stock units, or other securities, awards or property. The Committee is also authorized to establish the terms and conditions of other stock-based awards.

RESTRICTION ON AWARDS AND TRANSFERS

  No person may be granted any award or awards under the Plan of more than 400,000 shares, in the aggregate, in any calendar year. The foregoing annual limitation specifically includes the grant of any awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Furthermore, no more than 600,000 shares, in the aggregate, may be issued under the Plan in the form of either restricted stock or restricted stock units or any combination thereof.

  No award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, or by the laws of descent and distribution, except that the Committee may permit the designation of a beneficiary. Each award is exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

  The aggregate number of shares of the Company's Common Stock which may be issued under all awards granted under the Plan is 2,500,000 (subject to adjustment as described below). If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares, the shares previously set aside for such awards will be available for future awards under the Plan. Notwithstanding the foregoing, the total number of shares of Common Stock that may be purchased upon exercise of incentive stock options granted under the Plan may not exceed 2,000,000, subject to adjustment as described below and in
Section 422 or 424 of the Code or any successor provision. Shares relating to awards which allow the holder to receive or purchase shares will be counted against the aggregate number of shares available for granting awards under the Plan.

  If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, the Committee shall, in such manner as it deems equitable, adjust any or all of (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award.

TERMINATION

  The Plan terminates on April 18, 2007, and no awards may be made after that date. However, unless otherwise expressly provided in the Plan or an applicable award agreement, any award granted may extend beyond the end of such period.

AMENDMENT

  The Board of Directors may amend, alter or discontinue the Plan at any time, provided that shareholder approval must be obtained for any such action that, absent such shareholder approval, would (i) cause Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or Section 162(m) under the Code to become unavailable with respect to the Plan; (ii) violate the rules or regulations of the NASDAQ National Market, any other securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company; or (iii) cause the Company to be unable, under the Code, to grant incentive stock options under the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. The Committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively, but the Committee may not amend or terminate any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

FEDERAL TAX CONSEQUENCES

  The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan.

  The grant of an option or SAR is not expected to result in any taxable income to the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction in the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

  With respect to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction in the same amount.

  Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

  Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) or other property to the Company to satisfy federal and state tax obligations.

ELIGIBLE PERSONS

  Any employee, officer, consultant or independent contractor of the Company and its affiliates selected by the Committee is eligible to receive an award under the Plan.

  The amount, type and recipients of awards under the Plan other than awards to non-employee directors described below, have not yet been determined.

NON-EMPLOYEE DIRECTORS

  If the Plan is approved by the shareholders, on the date of the 1997 Annual Meeting, each non-employee director shall be granted an option to purchase 4,000 shares of Common Stock on the date of the annual meeting of shareholders each year, commencing with the 1997 Annual Meeting, if the director will remain in office immediately following such meeting. The exercise price of each option shall be equal to 100 percent of the fair market value per share on the date of grant. Such options shall be non-qualified stock options, shall become exercisable six months after the date of grant, and shall terminate on the tenth anniversary of the date of grant.

BOARD RECOMMENDATION

  The Board of Directors recommends a vote FOR the proposal to approve the Company's 1997 Omnibus Stock Incentive Plan, as set forth in Exhibit A to this Proxy Statement. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the 1997 Annual Meeting of Shareholders will be necessary for approval of the Plan. Unless otherwise indicated, the proxies will vote FOR approval of the Company's 1997 Omnibus Stock Incentive Plan.

          ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP has served as the independent auditors of the Company since 1968. The Board of Directors has again appointed KPMG Peat Marwick LLP to serve as the Company's independent auditors for the fiscal year ending February 28, 1998. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company entitled to vote and represented at the meeting in person or by proxy.

  A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

  In connection with the audit function for fiscal year 1997, KPMG Peat Marwick LLP reviewed the Company's annual report and its filings with the Securities and Exchange Commission.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any shareholder wishing to have a proposal considered for submission at the 1998 annual meeting must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than January 16, 1998.

                                    GENERAL

  The 1997 Annual Report to Shareholders for the fiscal year ended March 1, 1997 is being mailed with this Proxy Statement.

  Management does not intend to present any matters at the meeting not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.

  Shareholders who wish to obtain a copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended March 1, 1997, may do so without charge by writing to the Secretary at Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota, 55431-1159.

                                          By Order of the Board of Directors,

                                          /s/ Martha L. Richards
                                          Martha L. Richards
                                          Secretary

Dated: May 16, 1997

                                   EXHIBIT A

                           APOGEE ENTERPRISES, INC.

                       1997 OMNIBUS STOCK INCENTIVE PLAN

Section 1. PURPOSE.

  The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining management personnel and Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and directors and other employees, as determined by the Committee from time to time, incentives to put forth maximum efforts for the success of the Company's business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel and directors with the Company's shareholders.

Section 2. DEFINITIONS.

  As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

    (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan.

    (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

    (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
  Section 162(m) of the Code. The Committee shall be the Compensation Committee of the Board of Directors, until such time as the Board of Directors designates another committee to act as the Committee.

    (f) "Company" shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

    (g) "Eligible Person" shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. A Non-Employee Director shall not be an Eligible Person.

    (h) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

    (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ National Market on such date or, if such Market is not open for trading on such date, on the day closest to such date when such Market is open for trading.

    (j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

    (k) "Non-Employee Director" shall mean a director who is not also an employee of the Company or an Affiliate.

    (l) "Non-Qualified Stock Option" shall mean an option granted under
  Section 6(a) of the Plan that is not intended to be an Incentive Stock
  Option.

    (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    (n) "Other Stock-Based Award" shall mean any right granted under Section 6(e) of the Plan.

    (o) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

    (p) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

    (q) "Person" shall mean any individual, corporation, partnership, association or trust.

    (r) "Plan" shall mean the Apogee Enterprises, Inc. 1997 Omnibus Stock Incentive Plan, as amended from time to time.

    (s) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

    (t) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

    (u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

    (v) "Shares" shall mean shares of Common Stock, $.33 1/3 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

    (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. ADMINISTRATION.

  (a) Power and Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that Section 7 of the Plan shall not be administered by the Committee but rather by the Board of Directors subject to the provisions and restrictions of Section 7. Subject to the express provisions of the Plan and to applicable law, and except with respect to Section 7 of the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

  (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

  (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan with regard to any Person who is not an officer or director of the Company or any Affiliate who is subject to
Section 16 of the Exchange Act.

Section 4. SHARES AVAILABLE FOR AWARDS.

  (a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 2,500,000 Shares. Shares to be issued under the Plan may be either Shares reacquired or newly issued, authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000 Shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision. Notwithstanding the foregoing, the number of Shares available for granting Restricted Stock and Restricted Stock Units under the Plan shall not exceed 600,000 Shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

  (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

  (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

  (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 400,000 Shares in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5. ELIGIBILITY.

  Any Eligible Person, including any Eligible Person who is an officer or director (but not a Non-Employee Director) of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision. Non-Employee Directors shall be eligible to receive Awards of Non-Qualified Stock Options under the Plan only as provided in Section 7 of the Plan.

Section 6. AWARDS.

  (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

    (ii) Option Term. The term of each Option shall be fixed by the Committee; provided that, under all circumstances, no Option shall be granted for a term in excess of 10 years.

    (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

  (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Restrictions. Shares of Restricted Stock and Restricted Stock Unit shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

    (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

    (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

  (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

  (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

  (f) General. Except as otherwise specified with respect to Awards to Non-Employee Directors pursuant to Section 7 of the Plan:

    (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

    (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

    (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

    (v) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. AWARDS TO NON-EMPLOYEE DIRECTORS.

  (a) Eligibility. If the Plan is approved by the shareholders of the Company at the 1997 Annual Meeting of Shareholders, Options shall be granted automatically under the plan to each Non-Employee Director under the terms and conditions contained in this Section 7. The authority of the Committee under this Section 7 shall be limited to ministerial and non-discretionary matters.

  (b) Annual Option Grants. Each Non-Employee Director shall be granted an Option to purchase 4,000 Shares (i) on the date of such Non-Employee Director's election or reelection to the Board of Directors and (ii) on the date of each other annual meeting of shareholders as to which such Non-Employee Director is in office and whose term of office as a director is not expiring on such date, in each case, commencing with the 1997 Annual Meeting of Shareholders. The exercise price of each Option shall be equal to 100 percent of the Fair Market Value per Share on the date of grant. Such Options shall be Non-Qualified Stock Options, shall become exercisable six months after the date of grant, and shall terminate on the tenth anniversary of the date of grant, unless previously exercised or terminated. Such Options shall be subject to the terms and conditions of Sections 6(a) and 10 of the Plan and to other standard terms and conditions contained in the form of Non-Qualified Stock Option Agreement used by the Company from time to time.

  (c) Exercise of Non-Employee Director Options. Non-Qualified Stock Options granted to Non-Employee Directors may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company's Secretary. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment of the purchase price. A Non-Employee Director may, at such Director's election, pay the purchase price by check payable to the Company, in Shares, or in any combination thereof having a Fair Market Value on the exercise date equal to the applicable exercise price.

  (d) Amendments to Section 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the rules and regulations promulgated under the Code.

Section 8. AMENDMENT AND TERMINATION; ADJUSTMENTS.

  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

  (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

    (i) would cause Rule 16b-3 or Section 162(m) of the Code to become unavailable with respect to the Plan;

    (ii) would violate the rules or regulations of the NASDAQ National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

    (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

  (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

  (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9. INCOME TAX WITHHOLDING; TAX BONUSES.

  (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 10. GENERAL PROVISIONS.

  (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

  (b) Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

  (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

  (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant or Non-Employee Director the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant or Non-Employee Director from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

  (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

  (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

  (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  (k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 11. SECTION 16(B) COMPLIANCE.

  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

Section 12. EFFECTIVE DATE OF THE PLAN.

  The Plan shall be effective as of April 18, 1997; provided, however, that if the Company's shareholders do not approve the Plan at the 1997 Annual Meeting of Shareholders, the Plan shall be null and void and all Awards granted prior to the date of such Annual Meeting shall be of no force or effect.

Section 13. TERM OF THE PLAN.

  Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

                           APOGEE ENTERPRISES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints DONALD W. GOLDFUS, TERRY L. HALL and MARTHA L. RICHARDS as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated below, all the shares of Common Stock of Apogee Enterprises, Inc. held of record by the undersigned on April 21, 1997, at the Annual Meeting of Shareholders to be held on June 17, 1997, or any adjournment thereof.


1. ELECTION OF DIRECTORS: *  FOR all nominees listed below    *  WITHHOLD AUTHORITY
                             (except as marked to the            to vote for all nominees
                             contrary below)                     listed below

  INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below:

     HARRY A. HAMMERLY                              LAURENCE  J. NIEDERHOFER
--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APOGEE ENTERPRISES, INC. 1997 OMNIBUS STOCK INCENTIVE PLAN.

                  * FOR          * AGAINST         * ABSTAIN
--------------------------------------------------------------------------------

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                  * FOR          * AGAINST         * ABSTAIN
--------------------------------------------------------------------------------


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


  Dated:__________________, 1997


  ______________________________
           Signature


  ______________________________
    Signature if held jointly


  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.